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                                                                    EXHIBIT 99.1
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                       IMC HOME EQUITY LOAN TRUST 1996-4

                             Officer's Certificate

In connection with the above-referenced trust and pursuant to Section 8.16 of the related Pooling and Servicing Agreement ("Agreement"), Industry Mortgage Company, L.P. (as "Servicer"), hereby confirms the following:

(i) a review of the activities of the Servicer during 1996 and of performance under the Agreement has been made under my supervision; and

(ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement for the calender year 1996.

                             Industry Mortgage Company, L.P.

                             By:  /s/  Thomas G. Middleton
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                                   Thomas G. Middleton
                                   President and Chief Operating Officer